UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2014, Sorrento Therapeutics, Inc. (the “Company”) entered into an exclusive license and development agreement (the “License Agreement”) with China Oncology Focus Limited, an affiliate of Lee’s Pharmaceutical Holdings Limited (“Lee’s Pharma”) pursuant to which Lee’s Pharma has licensed the Company’s fully human, immune-oncology anti-PD-L1 monoclonal antibody (mAb) STI-A1014 (“STI-A1014”). Under the terms of the License Agreement, Lee’s Pharma received exclusive rights to develop and commercialize STI-A1014 for the greater Chinese market, including Mainland China, Hong Kong, Macau, and Taiwan. In turn, the Company will receive an up-front payment, potential future milestone payments and high single digit to double digit royalties on future net sales. In total, the Company has the potential to receive more than $46 million upon the successful attainment of key milestones, excluding royalties, and retains all the rights to use data generated by Lee’s Pharma for territories outside of the greater Chinese market. Additionally, Lee’s Pharma purchased 400,000 common shares of the Company at a price of $9.00 per share, or an aggregate $3.6 million.

Either party may terminate the License Agreement upon the occurrence of a material breach by the other party (subject to standard cure periods), or upon certain events involving the bankruptcy or insolvency of the other party. Lee’s Pharma may also terminate the License Agreement without cause upon sixty (60) days’ prior written notice to the Company.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 8.01	Other Events.

On October 3, 2014, the Company issued a press release announcing that Lee’s Pharma has licensed the Company’s fully human, immune-oncology anti-PD-L1 monoclonal antibody (mAb) STI-A1014. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Sorrento Therapeutics, Inc., dated October 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2014

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
	Name:	Richard Vincent
	Title:	Executive Vice President, Chief Financial
Officer and Secretary